                                                                      Reg. S-K
                                                                      Item 601
                                                                      Exhibit 21

                             BERKSHIRE HATHAWAY INC.
                         Subsidiaries of Registrant (1)
                                December 31, 1998


                                                                    Domicile or
                                                                     State of
Company Name                                                        Incorporation
------------                                                        -------------
Berkshire Hathaway Credit Corporation                                 Nebraska
Berkshire Hathaway Life Insurance Company of Nebraska                 Nebraska
BHG Life Insurance Company                                            Nebraska
BHSF, Inc.                                                            Delaware
BH Finance, Inc.                                                      Delaware
BH Shoe Holdings, Inc.                                                Delaware
Blue Chip Stamps                                                      California
Borsheim's Jewelry Company, Inc.                                      Nebraska
Campbell Hausfeld/Scott Fetzer Company                                Delaware
Central States Indemnity Co. of Omaha                                 Nebraska
Central States of Omaha Companies, Inc.                               Nebraska
Cologne Life Reinsurance Company                                      Connecticut
Cologne Life Reinsurance Co. of Australia Ltd.                        Australia
Cologne Reinsurance Company Ltd.                                      Ireland
The Cologne Reinsurance Company Ltd.                                  United Kingdom
Cologne Reinsurance Co. of South Africa Ltd.                          South Africa
Columbia Insurance Company                                            Nebraska
Continental Divide Insurance Company                                  Colorado
Cornhusker Casualty Company                                           Nebraska
Cypress Insurance Company                                             California
Dexter Shoe Company                                                   Maine
Europa Ruckversicherung AG                                            Germany
Fairfield Insurance Company                                           Connecticut
The Fechheimer Brothers Company (2)                                   Delaware
FlightSafety International Inc.                                       New York
GEICO Casualty Company                                                Maryland
GEICO Corporation                                                     Delaware
GEICO General Insurance Company                                       Maryland
GEICO Indemnity Company                                               Maryland
GRD Corporation                                                       Delaware
Gen Re Holdings, Inc.                                                 Delaware
General Re-CKAG Reinsurance and Investment S.a r.l.                   Luxembourg
General Re Corporation                                                Delaware
General Re Europe Limited                                             United Kingdom
General Re Financial Products Corp.                                   Delaware
General Re Financial Products (Japan) Inc.                            Delaware
General Re Financial Securities Ltd.                                  United Kingdom
General Re Services Corporation                                       Delaware
General Reinsurance Corporation                                       Delaware
General Star Indemnity Company                                        Connecticut
General Star National Insurance Company                               Ohio
Genesis Indemnity Insurance Company                                   North Dakota
Genesis Insurance Company                                             Connecticut
Government Employees Insurance Company                                Maryland
Helzberg's Diamond Shops, Inc.                                        Missouri

                                                                      Reg. S-K
                                                                      Item 601
                                                                      Exhibit 21

                             BERKSHIRE HATHAWAY INC.
                         Subsidiaries of Registrant (1)
                                December 31, 1998

                                                                    Domicile or
                                                                     State of
Company Name                                                        Incorporation
------------                                                        -------------
Herbert Clough, Inc.                                                  New York
H. H. Brown Shoe Company, Inc.                                        Delaware
Isabela Shoe Corporation                                              Delaware
Kansas Bankers Surety Company                                         Kansas
Kolnische Ruck Wien                                                   Austria
Kolnische Ruckversicherungs-Gesellschaft AG                           Germany
Lowell Shoe, Inc.                                                     New Hampshire
National Fire & Marine Insurance Company                              Nebraska
National Indemnity Company                                            Nebraska
National Indemnity Company of the South                               Florida
National Indemnity Company of Mid-America                             Minnesota
National Liability and Fire Insurance Company                         Connecticut
National Re Corporation                                               Delaware
National Reinsurance Corporation                                      Delaware
Nebraska Furniture Mart, Inc.                                         Nebraska
Oak River Insurance Company                                           Nebraska
OBH Inc.                                                              Delaware
OCSAP,  Ltd                                                           Maine
R.C. Willey Home Furnishings                                          Utah
Redwood Fire and Casualty Insurance Company                           Nebraska
The Scott Fetzer Company                                              Delaware
Scott Fetzer Financial Group, Inc.                                    Delaware
See's Candies, Inc.                                                   California
See's Candy Shops, Inc.                                               California
Star Furniture Company                                                Texas
Wesco Financial Corporation                                           Delaware
Wesco-Financial Insurance Company                                     Nebraska
Wesco Holdings Midwest, Inc.                                          Nebraska
World Book/Scott Fetzer Company                                       Nebraska


        (1) Each of the named subsidiaries is not necessarily a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X, and Berkshire has several additional subsidiaries not named above. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" at the end of the year covered by this report.

        (2) The names have been omitted of 31 wholly-owned U.S. subsidiaries of The Fechheimer Brothers Company, each of whom operated in the business of uniform manufacturing and/or distribution.



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